UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ___)

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AMREP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMREP CORPORATION
(An Oklahoma corporation)

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

September 10, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of AMREP Corporation (the “Company”) will be held at the Conference Center at Normandy Farm, 1401 Morris Road, Blue Bell, Pennsylvania on September 10, 2015 at 9:00 A.M. Eastern Time for the following purposes:

(1)         To elect one director in Class I to hold office until the 2018 annual meeting of shareholders and until his successor is elected and qualified;

(2)         To approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement; and

(3)         To consider and act upon such other business as may properly come before the meeting.

In accordance with the Company’s By-Laws, the Board of Directors has fixed the close of business on July 24, 2015 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540.

Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors

Christopher V. Vitale, Secretary

Dated:	August 6, 2015
Princeton, New Jersey

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on September 10, 2015

The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview.com/axr.

Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2015, including the financial statements, filed with the Securities and Exchange Commission. Any request should be directed to AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing exhibits may be charged.

AMREP CORPORATION
300 Alexander Park, Suite 204
Princeton, New Jersey 08540

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be Held at 9:00 A.M. Eastern Time on September 10, 2015

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on September 10, 2015, and at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Conference Center at Normandy Farm, 1401 Morris Road, Blue Bell, Pennsylvania.

The Annual Report of the Company on Form 10-K for the fiscal year ended April 30, 2015 filed on July 29, 2015 with the Securities and Exchange Commission is included in this mailing but does not constitute a part of the proxy solicitation material. This Proxy Statement and the accompanying Notice of 2015 Annual Meeting of Shareholders and proxy card are first being sent to shareholders on or about August 6, 2015. All references in this Proxy Statement to fiscal 2015 and fiscal 2014 mean the Company’s fiscal years ended April 30, 2015 and 2014.

QUESTIONS AND ANSWERS CONCERNING THE ANNUAL MEETING

What will be voted on at the Annual Meeting?

There are two matters scheduled for a vote:

•	Proposal Number 1: Election of one director in Class I to hold office until the 2018 annual meeting of shareholders and until his successors is elected and qualified; and

•	Proposal Number 2: Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote “FOR” the election as director of the nominee named in this Proxy Statement. In addition, the Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on July 24, 2015, the date fixed by the Board in accordance with the Company’s By-Laws, are entitled to notice of and to vote at the Annual Meeting.

If I have given a proxy, how do I revoke that proxy?

Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting.

How will my proxy be voted?

All properly executed, unrevoked proxies in the enclosed form that are received in time will be voted in accordance with the shareholders’ directions and, unless contrary directions are given, will be voted “FOR” the election as director of the nominee named in this Proxy Statement and “FOR” the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement.

What if a nominee is unwilling or unable to serve?

This is not expected to occur but, in the event that it does, proxies will be voted for a substitute nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.

What are “broker non-votes”?

Under the rules that govern brokers, if brokers or nominees who hold shares in “street name” on behalf of beneficial owners do not have instructions on how to vote on matters deemed by the New York Stock Exchange to be “non-routine” (which include the proposals in this Proxy Statement), a broker non-vote of those shares will occur, which means the shares will not be voted on such matters. If your shares are held in “street name,” you must cast your vote or instruct your nominee or broker to do so if you want your vote to be counted with respect to the proposals in this Proxy Statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes as follows:

•	for Proposal Number 1 (for the election of a director), votes “For” and “Withhold” and broker non-votes; and

•	for Proposal Number 2 (approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement), votes “For” and “Against,” abstentions and broker non-votes. Abstentions are treated as shares present and entitled to vote on Proposal Number 2 and, therefore, will have the same effect as a vote “Against” Proposal Number 2.

Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	With respect to Proposal Number 1 (for the election of a director), the one nominee receiving the highest number of “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote will be elected as director. This is referred to as a plurality.

•	Proposal Number 2 (approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote in order to be approved.

How many shares can be voted at the Annual Meeting?

As of July 24, 2015, the Company had issued and outstanding 8,059,454 shares of common stock, par value $.10 per share (“Common Stock”). Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

How many votes will I be entitled to cast at the Annual Meeting?

You will be entitled to cast one vote for each share of Common Stock you held at the close of business on July 24, 2015, the record date for the Annual Meeting, as shown on the list of shareholders at that date prepared by the Company’s transfer agent for the Common Stock.

What is a “quorum?”

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted in determining whether a quorum is present at the Annual Meeting since broker non-votes have no effect and will not be counted towards the vote total for any proposal contained in this Proxy Statement. A quorum must be present in order to transact business at the Annual Meeting.

Who may attend the Annual Meeting?

All shareholders of the Company who owned shares of record at the close of business on July 24, 2015 may attend the Annual Meeting. If you want to vote in person and you hold Common Stock in street name (i.e., your shares are held in the name of a broker, dealer, custodian bank or other nominee), you must obtain a proxy card issued in your name from the firm that holds your shares and bring that proxy card to the Annual Meeting, together with a copy of a statement from that firm reflecting your share ownership as of the record date, and valid identification. If you hold your shares in street name and want to attend the Annual Meeting but not vote in person, you must bring to the Annual Meeting a copy of a statement from the firm that holds your shares reflecting your share ownership as of the record date, and valid identification.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is information concerning the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of Common Stock by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares. The table also sets forth the same information concerning beneficial ownership for each director of the Company, each named executive officer of the Company, and all directors and executive officers of the Company as a group. Unless otherwise indicated, (i) reported ownership is as of July 24, 2015, and (ii) the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

Beneficial Owner	Shares Owned Beneficially		% of Class
Nicholas G. Karabots, et al	2,096,061	(1)	26.0
Albert V. Russo (Director), Lena Russo, Clifton Russo, Lawrence Russo	1,273,867	(2)	15.8
Bauer Media Group USA, LLC (f/k/a Heinrich Bauer (USA) LLC)	825,000	(3)	10.2
Robert E. Robotti, et al	571,590	(4)	7.1
John H. Lewis, et al	471,983	(5)	5.9
Other Directors and Executive Officers
Edward B. Cloues, II	3,000			*
Lonnie A. Coombs	3,766			*
Theodore J. Gaasche	-		-
Jonathan B. Weller	1,800			*
Rory Burke	6,000	(6)		*
Peter M. Pizza	9,000	(7)		*
Christopher V. Vitale	18,000	(8)		*
Directors and Executive Officers as a Group (8 persons)	1,315,433		16.3

* Indicates less than 1%.

(1)	The following table sets forth information regarding the beneficial ownership of Common Stock by Nicholas G. Karabots, Glendi Publications, Inc. and Kappa Media Group, Inc., each of P.O. Box 736, Fort Washington, PA 19034. The information in the table is based solely on Amendment No. 31 filed jointly by these persons on March 14, 2014 to the Schedule 13D filed with the Securities and Exchange Commission on August 4, 1993.

Beneficial Owner	Shares Owned Beneficially		% of Class
Nicholas G. Karabots	2,096,061	(a)	26.0
Glendi Publications, Inc.	1,481,724	(b)	18.4
Kappa Media Group, Inc.	512,337	(c)	6.4

(a)	Mr. Karabots has sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of such shares, of which 1,994,061 shares are owned indirectly through Glendi Publications, Inc. and Kappa Media Group, Inc.
(b)	Mr. Karabots has the sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of these shares, which are directly owned by Glendi Publications, Inc.
(c)	Mr. Karabots has the sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of these shares, which are directly owned by Kappa Media Group, Inc.

(2)	Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo, each c/o American Simlex Company, 401 Broadway, New York, NY 10013, have reported that they share voting power as to these shares and that each of them has sole dispositive power as to the following numbers of such shares representing the indicated percentages of the outstanding Common Stock: Albert V. Russo – 821,068 (10.2%); Lena Russo – 33,740 (0.4%); Clifton Russo – 237,617 (2.9%); and Lawrence Russo – 181,442 (2.3%).
(3)	The information in the table is based solely on a Schedule 13G filed by this person with the Securities and Exchange Commission on June 24, 2014. The principal address of Bauer Media Group USA, LLC is 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.
(4)	The following table sets forth information regarding the beneficial ownership of Common Stock by Robert E. Robotti, Robotti & Company, Incorporated (“R&CoI”), Robotti & Company, LLC (“R&CoL”), Robotti & Company Advisors, LLC (“R&CoA”) and RVB Value Fund, L.P. (“RV”), each of 6 East 43rd Street, New York, NY 11017-4651, Kenneth R. Wasiak of 488 Madison Avenue, New York, NY 10022 and Ravenswood Management Company, L.L.C. (“RMC”), The Ravenswood Investment Company, L.P. (“RIC”) and Ravenswood Investments III, L.P. (“RI”), each of 104 Gloucester Road, Massapequa, NY 11758. The information in the table is based solely on Amendment 2 filed jointly by these persons on February 15, 2012 to the Schedule 13D filed with the Securities and Exchange Commission on October 26, 2007.

Beneficial Owner	Shares Owned Beneficially		% of Class
Robert E. Robotti	571,590	(a),(b),(c),(d),(e)	7.1
R&CoI	571,590	(a),(b)	7.1
R&CoL	4,100	(a)		*
R&CoA	567,490	(b)	7.0
RV	23,322	(c)		*
Kenneth R. Wasiak	160,887	(c),(d),(e)	2.0
RMC	160,887	(c),(d),(e)	2.0
RIC	86,597	(d)	1.1
RI	50,698	(e)		*

*	Indicates less than 1%.

(a)	Each of Mr. Robotti and R&CoI share with R&CoL the power to vote or direct the vote, and the power to dispose or direct the disposition, of 4,100 shares of Common Stock owned by the discretionary customers of R&CoL.
(b)	Each of Mr. Robotti and R&CoI share with R&CoA the power to vote or to direct the vote, and the power to dispose or direct the disposition, of 406,603 shares of Common Stock owned by the advisory clients of R&CoA.
(c)	Each of RMC and Messrs. Robotti and Wasiak share with RV the power to vote or to direct the vote, and the power to dispose or to direct the disposition, of 23,322 shares of Common Stock owned by RV.
(d)	Each of RMC and Messrs. Robotti and Wasiak share with RIC the power to vote or direct the vote, and the power to dispose or direct the disposition, of 86,597 shares of Common Stock owned by RIC.
(e)	Each of RMC and Messrs. Robotti and Wasiak share with RI the power to vote or to direct the vote, and the power to dispose or direct the disposition, of 50,698 shares of Common Stock owned by RI.

In an institutional investment manager’s report on Form 13F filed by Mr. Robotti with the Securities and Exchange Commission on May 15, 2015, he reported that, at March 31, 2015, he had sole voting authority and shared investment discretion over 695,763 shares of Common Stock and sole voting authority and investment discretion over an additional 5,030 shares of Common Stock.

(5)	The following table sets forth information regarding the beneficial ownership of Common Stock by John H. Lewis, Osmium Partners, LLC (“Osmium Partners”), Osmium Capital, LP (“Fund I”), Osmium Capital II, LP (“Fund II”), Osmium Spartan, LP (“Fund III”) and Osmium Diamond, LP (“Fund IV”; Fund I, Fund II, Fund III and Fund IV, collectively, the “Funds”), each of 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904. The information in the table is based solely on a Schedule 13G filed jointly by these persons with the Securities and Exchange Commission on February 17, 2015.

Beneficial Owner	Shares Owned Beneficially		% of Class
John H. Lewis	471,983	(a)	5.9
Osmium Partners	447,483	(b)	5.6
Fund I	233,457	(c)	2.9
Fund II	167,297	(c)	2.1
Fund III	46,729	(c)		*
Fund IV	-		-

*	Indicates less than 1%.

(a)	Mr. Lewis has sole power to vote or direct the vote, and sole power to dispose or direct the disposition, of 24,500 of such shares, and shares with Osmium Partners the power to vote or direct the vote, and the power to dispose or direct the disposition, of a total of 447,483 of such shares, which are directly owned by the Funds.
(b)	Osmium Partners shares with Mr. Lewis the power to vote or direct the vote, and dispose or direct the disposition, of these shares, which are directly owned by the Funds.
(c)	The shares are directly owned by the beneficial owner, and the power to vote or direct the vote, and the power to dispose or direct the disposition, of such shares is shared with Mr. Lewis and Osmium Partners.

In an institutional investment manager’s report on Form 13F filed by Osmium Partners with the Securities and Exchange Commission on May 15, 2015, Osmium Partners reported that, at March 31, 2015, it had sole voting authority and investment discretion over 11,621 shares of Common Stock and shared voting authority and investment discretion over an additional 426,493 shares of Common Stock.

(6)	Includes 4,000 restricted shares of Common Stock that will vest one-half on March 5, 2016 and one-half on March 5, 2017, subject to the continued employment of Mr. Burke on each vesting date.
(7)	Includes 4,000 restricted shares of Common Stock that vested one-half on August 1, 2015 and will vest one-half on August 1, 2016 and 2,000 restricted shares of Common Stock that will vest one-half on July 8, 2016 and one-half on July 8, 2017, subject in each case to the continued employment of Mr. Pizza on each vesting date.
(8)	Includes 6,000 restricted shares of Common Stock that vested one-half on August 1, 2015 and will vest one-half on August 1, 2016, 4,000 restricted shares of Common Stock that will vest one-half on July 8, 2016 and one-half on July 8, 2017 and 3,000 restricted shares of Common Stock that will vest one-third on July 13, 2016, one-third on July 13, 2017 and one-third on July 13, 2018, subject in each case to the continued employment of Mr. Vitale on each vesting date.

PROPOSAL NUMBER 1

ELECTION OF DIRECTOR

The Board is a classified board divided into three classes – Class I, Class II and Class III. Class I and III each consists of two directors and Class II consists of one director. Each director serves for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and, in each case, until their respective successors are elected and qualified. At this Annual Meeting, one Class I director will be elected to serve until the 2018 annual meeting of shareholders and until his successor is elected and qualified, except in the event of such director’s earlier death, resignation or removal. The terms of office of the Class II and Class III directors will expire at the annual meetings of shareholders to be held in 2016 and 2017, respectively, upon the election and qualification of their successors, except in the event of any such director’s earlier death, resignation or removal. Effective on the date of the 2015 Annual Meeting, the size of the Board will be reduced from five to four members and the number of Class I directors will be reduced from two directors to one director.

At the recommendation of its Nominating and Corporate Governance Committee, the Board is nominating Edward B. Cloues, II, who is an incumbent Class I director, for reelection at the Annual Meeting. Although the Board does not expect that Mr. Cloues will be unable to serve as a director, should he become unavailable it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee recommended to the Board by the Nominating and Corporate Governance Committee or, in the discretion of the Board, the position may be left vacant.

The following information relates to the nominee of the Board for election and the other directors of the Company.

Nominee to serve until the 2018 Annual Meeting of Shareholders (Class I):

EDWARD B. CLOUES, II, age 67, has been a director of the Company since 1994 and currently serves as the Chairman of the Board.  He also serves as a director of Hillenbrand, Inc. and as a director and Chairman of the Board of Penn Virginia Corporation. He had served as a director and Chairman of the Board of PVR GP, LLC, the General Partner of PVR Partners, L.P., until its sale in March 2014.  For more than five years prior to its sale in April 2010, Mr. Cloues was a director, the Chairman of the Board and the Chief Executive Officer of K-Tron International, Inc., a material handling equipment manufacturer.  Mr. Cloues has been a law firm partner at a major global law firm where he specialized in mergers and acquisitions and other business law matters.  That experience combined with the experience gained from his former 12 year chief executive position with K-Tron International, Inc., which had been publicly held prior to its sale, has given him a strong background in dealing with complex business transactions and general management issues.  Additionally, he brings to the Board a broad understanding of governance and compensation issues as a result of his service on several other public company boards.

Director continuing in office until the 2016 Annual Meeting of Shareholders (Class II):

LONNIE A. COOMBS, age 67, has been a director of the Company since 2001.  Mr. Coombs is a certified public accountant and provides accounting, tax and business consulting services, and has been engaged in this occupation for more than the past five years with his firm, Lonnie A. Coombs, CPA.  Mr. Coombs brings to the Board the expertise in financial and accounting matters he has accumulated over his almost 40 years as a practicing certified public accountant, and the diverse business knowledge he has gained in dealing through his practice with a broad range of commercial enterprises.

Directors continuing in office until the 2017 Annual Meeting of Shareholders (Class III):

THEODORE J. GAASCHE, age 53, has been a director of the Company since January 2013 and currently serves as the Vice Chairman of the Executive Committee of the Board. Mr. Gaasche is the Executive Vice President, Operations of Spartan Organization, Inc., a private company that advises various print, publishing and other portfolio companies. Mr. Gaasche was the President and Chief Executive Officer of the Company from August 2011 to January 2013.  Mr. Gaasche had served as the Company’s Vice President - Corporate Development from February 2011 to August 2011.  From 2009 through July 2011, he had been serving as Executive Vice President, Operations of Spartan Organization.  Mr. Gaasche was the Company’s Vice President - Corporate Development on a less than full-time basis while he also was employed by Spartan Organization.  For over twenty years until 2008, Mr. Gaasche held positions of increasing responsibility at various divisions of SunGard Data Systems Inc., most recently as the Chief Executive Officer of SunGard Availability Services, a division of SunGard that provided disaster recovery, managed information technology and related services.  Mr. Gaasche brings to the Board his extensive business experience, including his knowledge of the Company as its prior President and Chief Executive Officer.

ALBERT V. RUSSO, age 61, has been a director of the Company since 1996.  Mr. Russo is the Managing Partner of real estate entities Russo Associates and Pioneer Realty and is a Partner of American Simlex Company, a textile exporter, and has held these positions for more than the past five years.  Mr. Russo is also the Managing Partner of 401 Broadway Building, a real estate company which acquired its principal asset in 2006 from a court appointed receiver for 401 Broadway Realty Company, of which he was a general partner, in connection with the resolution of a dispute among the partners.  Mr. Russo has been involved in the ownership and management of commercial real estate for more than 25 years and contributes to the Board his specialized knowledge of the real estate business.

Director continuing in office until the 2015 Annual Meeting of Shareholders (Class I):

JONATHAN B. WELLER, age 68, has been a director of the Company since 2007.  After his retirement from full-time employment in 2006, Mr. Weller worked as an Adjunct Lecturer at the Wharton School of the University of Pennsylvania from 2007 to May 2009.  From 2004 to 2006, Mr. Weller was Vice Chairman of Pennsylvania Real Estate Investment Trust, a public national owner, manager and operator of retail properties.  He also served as Pennsylvania Real Estate Investment Trust’s President and Chief Operating Officer from 1994 to 2004, and served on its Board of Trustees from 1994 to 2006.  Mr. Weller was a director of PVR GP, LLC, the General Partner of PVR Partners, L.P., until its sale in March 2014.  He also is a member of the Advisory Board of Momentum Real Estate Fund, LLC.  Mr. Weller brings to the Board 36 years of experience in the real estate business as well as experience in dealing with complex financial transactions.  Also, his service on other public company boards enhances the Board’s ability to deal with governance and compensation matters.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS I NOMINEE.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. The compensation paid to the Company’s named executive officers subject to the vote is disclosed in the compensation table and related narrative disclosure contained in this Proxy Statement.

The Board is asking the shareholders to indicate their support for the compensation paid to the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of AMREP Corporation hereby APPROVE, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation table and narrative discussion disclosed therein.”

Because the vote is advisory, it is not binding on the Board or the Company. In accordance with the Dodd-Frank Act, the vote to approve the compensation of the Company’s named executive officers shall not be construed: (i) as overruling any decision by the Company or the Board; (ii) to create or imply any change in the fiduciary duties of the Company or the Board; or (iii) to create or imply any additional fiduciary duties for the Company or the Board. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation and Human Resources Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Governance Standards

The Company’s Common Stock is listed on the New York Stock Exchange, and the Company is subject to the New York Stock Exchange’s Corporate Governance Standards (the “Governance Standards”). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the Governance Standards as a majority of its board of directors and for the board to have an audit committee, a nominating/corporate governance committee and a compensation committee, each composed entirely of independent directors.

Based principally on their responses to questions to these persons regarding the relationships addressed by the Governance Standards and discussions with them, the Board has determined that other than his service as a director, each of Edward B. Cloues, II, Lonnie A. Coombs, Albert V. Russo and Jonathan B. Weller has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and, therefore, meets the director independence requirements of the Governance Standards. The Board was informed that Mr. Coombs, who is a certified public accountant, (i) for many years has provided, and expects to continue to provide, business and tax consulting services to certain companies owned by Nicholas G. Karabots, a beneficial owner of approximately 26% of the outstanding shares of the Company, including a company that is a customer of the Company’s subscription fulfillment services business, (ii) the revenues from such business and tax consulting services for the Company’s last three fiscal years have accounted for from 3.1% to 5.8% of Mr. Coombs’ professional service revenues over those periods and (iii) Mr. Coombs is also a director of a private company controlled by Mr. Karabots and in the past has served as a director of other such companies. However, the Board concluded that Mr. Coombs’ relationships with Mr. Karabots and his companies is as an independent contractor, and not as an employee, partner, shareholder or officer, and would not interfere with Mr. Coombs’ independence from the Company’s management.

As required by the Governance Standards, the Board has adopted Corporate Governance Guidelines (the “Guidelines”) that address various matters involving the Board and the conduct of its business. The Board has also adopted a Code of Business Conduct and Ethics setting forth principles of business conduct applicable to the directors, officers and employees of the Company. The Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Board’s Nominating and Corporate Governance Committee, Audit Committee and Compensation and Human Resources Committee, may be viewed under “Corporate Governance” on the Company’s website at www.amrepcorp.com, and written copies will be provided to any shareholder upon written request to the Company at AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary. The Company intends to disclose on its website any amendment to or waiver of any provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Directors are expected to attend Annual Meetings of Shareholders, and all of the directors attended last year’s Annual Meeting. The Board held twelve meetings during the last fiscal year. All of the directors attended at least 75% of the total number of meetings held during the last fiscal year of the Board and its Committees of which they were members. Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least twice per year and that the independent directors also meet in executive session at least twice per year. The Chairman of the Board (currently, Edward B. Cloues, II), if in attendance, will be the presiding director at each such executive session; otherwise, those attending may select a presiding director. Since December 31, 2010, no member of management has been a director.

Any shareholder or other interested person wishing to communicate with the Board or any of the directors may send a letter addressed to the member or members of the Board to whom the communication is directed in care of AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary. All such communications will be forwarded to the specified addressee(s).

Executive Committee and Board Leadership Structure

The Board has an Executive Committee, which generally has the power of the Board and acts, as needed, between meetings of the Board. Since the Company has no chief executive officer, the Executive Committee is charged with the oversight of the Company’s business. The members of the Executive Committee are Messrs. Cloues, Gaasche and Russo. Mr. Cloues is Chairman of the Board and of the Executive Committee, and Mr. Gaasche is Vice Chairman of the Executive Committee. During the last fiscal year, the Executive Committee held no meetings on a formal basis but its members interacted frequently on an informal basis.

While it is unusual for a company not to have a chief executive officer, the Company believes that its leadership structure is appropriate and works well for it since, as previously noted, the membership of the Executive Committee includes Mr. Cloues who is an experienced former public company chief executive officer, Mr. Gaasche who is the former chief executive officer of the Company and Mr. Russo who is one of the major shareholders of the Company.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee that operates under a written charter adopted by the Board. Each member of the Nominating and Corporate Governance Committee is an independent director, as defined by the Governance Standards. The members of this Committee are Messrs. Cloues (Chairman), Coombs, Russo and Weller, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards. This Committee reports regularly to the Board concerning its activities. The Nominating and Corporate Governance Committee held four meetings during the last fiscal year. In addition, a subcommittee of the Nominating and Corporate Governance Committee held two meetings during the last fiscal year to consider and approve certain related party transactions.

The duties of the Nominating and Corporate Governance Committee include identifying individuals the Committee considers qualified to be elected Board members consistent with criteria approved by the Board, and recommending persons to be nominated by the Board for election by the shareholders. When considering a nominee for election as a director, the Committee considers the experience, skills and knowledge of business and management practices a candidate may possess and the perspective he or she may bring to the Board, and employs criteria calling for, among other things, the person’s personal and professional integrity, good judgment, high level of ability and business acumen, and experience in the Company’s industries, as well as the ability of the nominee to devote sufficient time to performing his or her duties on the Board in an effective manner. Although the Committee has no specific policy regarding the diversity of the membership of the Board, it is the objective of the Committee that the Board be comprised of persons of diverse backgrounds such that as a unit the members of the Board will possess the necessary skills to appropriately discharge their responsibilities as the Company’s directors. The Committee is also responsible for periodically reviewing and recommending changes to the Guidelines and for overseeing the Company’s corporate governance practices.

The Nominating and Corporate Governance Committee will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees. Any shareholder desiring to propose a candidate for selection as a nominee of the Board for election at the 2016 Annual Meeting of Shareholders may do so by sending a written communication no later than May 2, 2016 to the Nominating and Corporate Governance Committee, AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary, identifying the proposing shareholder, specifying the number of shares of Common Stock held and stating the name and address of the proposed nominee and the information concerning such person that the regulations of the Securities and Exchange Commission require be included in a proxy statement relating to such person’s proposed election as a director.

Audit Committee

The Board has an Audit Committee that operates under a written charter adopted by the Board. Each member of the Audit Committee is an independent director, as defined by the Governance Standards. The members of this Committee are Messrs. Coombs (Chairman), Cloues and Weller, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards. The Board has also determined that Mr. Coombs, who is a certified public accountant, qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations. This Committee reports regularly to the Board concerning its activities. The Audit Committee held eight meetings during the last fiscal year.

The duties of the Audit Committee include (i) appointing the Company’s independent registered public accounting firm, approving the services to be provided by that firm and its compensation and reviewing that firm’s independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the independent registered public accounting firm, (iii) reviewing the Company’s system of internal controls and procedures, (iv) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, (v) reviewing the Company’s financial reporting and accounting standards and principles and (vi) overseeing the administration and enforcement of the Company’s Code of Business Conduct and Ethics. In addition to the Audit Committee’s responsibilities set forth above, the Audit Committee has, pursuant to its charter, primary responsibility in the oversight of risks that could affect the Company.

Compensation and Human Resources Committee

The Board has a Compensation and Human Resources Committee that operates under a written charter adopted by the Board. Each member of the Compensation and Human Resources Committee is an independent director, as defined by the Governance Standards. The members of this Committee are Messrs. Cloues, Russo and Weller (Chairman), each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards. This Committee reports regularly to the Board concerning its activities. During the last fiscal year, the Compensation and Human Resources Committee held six meetings on a formal basis and met periodically on an informal basis. In addition, a subcommittee of the Compensation and Human Resources Committee held one meeting during the last fiscal year to consider and approve certain equity compensation awards.

The Compensation and Human Resources Committee is responsible for reviewing and approving the corporate goals and objectives applicable to the Company’s chief executive officer, if any, and determining his compensation and that of the Company’s other executive officers, establishing overall compensation and benefit levels and fixing bonus pools for other employees, and making recommendations to the Board concerning other matters relating to employee and director compensation. With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the Compensation and Human Resources Committee are subjective and are not based on any list of specific criteria. In the past, factors influencing the Committee’s decisions regarding executive salaries have included the Committee’s assessment of the executive’s performance and any changes in functional responsibility. In determining the salary to be paid to a particular individual, the Committee applies these and other criteria, while also using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies. Additionally, the Committee in developing its recommendations regarding director compensation looks to director compensation at other public companies of the Company’s size. Executive officers of the Company do not play a role in determining their compensation. Neither the Board nor the Committee has engaged compensation consultants for the purposes of determining or advising upon executive or director compensation.

Risk Oversight

The full Board and its Executive Committee are actively involved in risk oversight and management of risk, with the full Board having ultimate responsibility for the oversight of risks facing the Company and for the management of those risks, but the Audit Committee conducts preliminary evaluations of risk and addresses risk prior to review by the Board. The Audit Committee considers and reviews with management the Company’s internal control processes. The Audit Committee also considers and reviews with the Company’s independent registered public accounting firm the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvement of such procedures where needed. In addition to the Audit Committee’s role, the full Board is involved in the oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities. Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Chairman of the Board or the Board as a whole. Members of the Company’s senior management have an open line of communication to the Chairman of the Board and the Board as a whole and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors, the Chairman of the Board or the Audit Committee as matters requiring attention arise.

In furtherance of its risk oversight responsibilities, the Board has evaluated the Company’s overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by the Company and its management, has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company, and has concluded that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE OFFICERS

For information with respect to executive officers, see “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the year ended April 30, 2015, filed pursuant to the Securities Exchange Act of 1934, as amended.

COMPENSATION OF EXECUTIVE OFFICERS

The following table contains summary information regarding the compensation of the Company’s executive officers as required by Item 402(n) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)		Stock Awards(2) ($)	All Other Compensation(3) ($)		Total ($)
RORY BURKE	2015	288,177	-		-	17,576	(5)	350,273
President and Chief Executive Officer of Palm Coast Data LLC	2014	271,038	12,052	(4)	44,520	1,955		329,565
CHRISTOPHER V. VITALE	2015	227,079	-		41,400	2,076		270,555
Executive Vice President, Chief Administrative Office, General Counsel and Secretary of the Company	2014	210,000	-		61,200	6,576		277,776
PETER M. PIZZA	2015	205,097	-		20,700	2,076		227,873
Vice President and Chief Financial Officer of the Company	2014	199,400	-		40,800	2,483		242,683
MICHAEL P. DULOC(6)	2015	288,482	-		-	22,358	(8)	310,840
Former President and Chief Executive Officer of Kable Media Services, Inc.	2014	382,500	-	(7)	-	86,847	(8)	469,347

(1)	The year references are to the fiscal years ended April 30.

(2)	The amounts indicated represent the grant date fair value related to awards of restricted stock granted during fiscal years 2014 and 2015 computed in accordance with stock-based accounting rules (FASB ASC Topic 718). The determination of this value is based on the methodology set forth in Note 13 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on July 29, 2015.

(3)	The amounts reported include auto allowances for certain of the named executives and payment of life insurance premiums and, additionally, in the case of Messrs. Burke and Duloc, other perquisites and personal benefits.

(4)	The Compensation and Human Resources Committee established an incentive compensation plan for fiscal 2014 for Mr. Burke under which he was entitled to earn a cash bonus based upon the levels of revenue and earnings (as defined) attributable to Palm Coast Data LLC, an indirect subsidiary of the Company, above stated targets. For fiscal 2014, the targets were reached and a bonus was earned.

(5)	In addition to auto allowances and payment of life insurance premiums, the amounts reported include relocation expenses of $15,000 for 2015.

(6)	In connection with the sale on February 9, 2015 of Kable Media Services, Inc. and certain other indirect subsidiaries of the Company, Mr. Duloc was removed as an officer of each direct and indirect subsidiary of the Company and ceased to be a principal executive officer of the Company.

(7)	The Compensation and Human Resources Committee established an incentive compensation plan for fiscal 2014 for Mr. Duloc under which he was entitled to earn a cash bonus based upon the levels of revenue and earnings (as defined) attributable to certain businesses of the Company above stated targets. For fiscal 2014, the targets were not reached and no bonus was earned.

(8)	In addition to auto allowances and payment of life insurance premiums, the amounts reported include housing expenses of $57,310 for 2014 and $13,856 for 2015, and partial reimbursement for club membership dues.

Outstanding Equity Awards at April 30, 2015

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(1)
RORY BURKE	4,000	(2)	$20,440
CHRISTOPHER V. VITALE	12,000	(3)	$61,320
PETER M. PIZZA	7,000	(4)	$35,770
MICHAEL P. DULOC	-		-

(1)	Value is based on the closing price of Common Stock of $5.11 on April 30, 2015, as reported on the New York Stock Exchange.

(2)	The restricted shares of Common Stock will vest one-half on March 5, 2016 and one-half on March 5, 2017, subject to the continued employment of Mr. Burke on each vesting date.

(3)	2,000 restricted shares of Common Stock vested on July 8, 2015 and 3,000 restricted shares of Common Stock vested on August 1, 2015. 3,000 restricted shares of Common Stock will vest on August 1, 2016 and 4,000 restricted shares of Common Stock will vest one-half on July 8, 2016 and one-half on July 8, 2017, subject in each case to the continued employment of Mr. Vitale on each vesting date.

(4)	1,000 restricted shares of Common Stock vested on July 8, 2015 and 2,000 restricted shares of Common Stock vested on August 1, 2015. 2,000 restricted shares of Common Stock will vest on August 1, 2016 and 2,000 restricted shares of Common Stock will vest one-half on July 8, 2016 and one-half on July 8, 2017, subject in each case to the continued employment of Mr. Pizza on each vesting date.

On July 13, 2015, Mr. Vitale was awarded 3,000 restricted shares of Common Stock, which will vest one-third on July 13, 2016, one-third on July 13, 2017 and one-third on July 13, 2018, subject to the continued employment of Mr. Vitale on each vesting date. On July 13, 2015, the Compensation and Human Resources Committee approved an increase of Mr. Vitale’s annual base salary from $235,000 to $240,000 effective as of August 10, 2015.

Messrs. Duloc and Pizza participate in the Company’s Retirement Plan for Employees (the “Retirement Plan”), which was amended effective January 1, 1998 to change it into a cash balance defined benefit plan. The Retirement Plan was subsequently frozen effective March 1, 2004, so that in the determination of the benefit payable, a participant’s compensation from and after March 1, 2004 is not taken into account. A participant’s benefit under the amended Retirement Plan is now comprised of (a) the participant’s cash balance as of February 29, 2004, plus interest on the cash balance (currently credited annually at the 30-year Treasury Rate for December of the previous year as published by the Board of Governors of the Federal Reserve System), and (b) the participant’s periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date. In April 2015, Mr. Duloc elected to receive a distribution of his cash balance in the Retirement Plan in the amount of $39,273. Assuming that Mr. Duloc elects the life annuity form of pension at age 65, his annual retirement benefits are estimated to be $6,236. Assuming that Mr. Pizza (i) continues to be employed until age 65 and (ii) elects the life annuity form of pension, his annual retirement benefits are estimated to be $4,921.

Other than as described below, the Company’s executive officers are not subject to agreements or other arrangements that provide for payments upon a change in control of the Company and the Company’s policies for severance payments upon termination of employment apply to the executive officers on the same basis as the Company’s other salaried employees. The Compensation and Human Resources Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it. Effective as of March 5, 2014, Palm Coast Data LLC entered into a change of control agreement (the “COC Agreement”) with Mr. Burke.  The COC Agreement provides for certain rights and benefits in the event Palm Coast Data LLC terminates Mr. Burke’s employment without cause or Mr. Burke terminates his employment with Palm Coast Data LLC for good reason (as each of those terms are defined in the COC Agreement), and in each case in connection with a change in control of the Company or Palm Coast Data LLC (a “double-trigger”), including severance payable to Mr. Burke equal to one times his annual base salary and continued health and medical insurance to Mr. Burke for one year.  In addition, if the change of control is solely with respect to Palm Coast Data LLC, the COC Agreement provides that any vesting, restrictions or conditions on the exercisability or the sale of equity awards granted by the Company or its affiliates to Mr. Burke shall lapse or otherwise be deemed fully vested, accelerated or otherwise satisfied.  These rights and benefits are subject to certain customary non-competition and non-solicitation obligations and are contingent upon the execution of a release.

In 2006, the Board adopted, and the shareholders approved, the 2006 Equity Compensation Plan, which authorizes stock-based awards of various kinds to employees covering up to a total of 400,000 shares of Common Stock. Under the terms of the 2006 Equity Compensation Plan, its administrator has the discretion to accelerate the vesting of, or otherwise remove restrictions on, awards under the 2006 Equity Compensation Plan upon a change in control of the Company.

COMPENSATION OF DIRECTORS

Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company’s Compensation and Human Resources Committee.

Each non-employee member of the Board is paid an annual fee of $80,000 in equal quarterly installments and an additional $1,500 for each Board meeting attended in person or by telephone at meetings called for attendance in person and $500 for each Board meeting attended by telephone unless, in the case of a telephonic meeting, the Board determines that the meeting and attendant preparation were so brief that no payment is warranted. Additionally, the Chairmen of the Audit Committee and the Compensation and Human Resources Committee are each paid an annual fee of $7,500, and each other member of those Committees is paid an annual fee of $5,000, in equal quarterly installments. The members of the Nominating and Corporate Governance Committee serve without additional compensation. A further fee of $23,500 was paid in fiscal 2015 to each of Edward B. Cloues, II and Jonathan B. Weller for their services as members of a special committee of the Board established to address certain strategic transactions, including the sale of the Company Group as described below under the heading “Certain Transactions.” Also, in addition to the fees described above, Edward B. Cloues, II is paid an annual fee of $135,000 for his services as Chairman of the Board and of the Executive Committee in equal monthly installments, and Theodore J. Gaasche is paid a monthly fee of $5,000 for his services as Vice Chairman of the Executive Committee.

The following table summarizes the compensation earned by the Company’s directors for fiscal 2015:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Edward B. Cloues, II	258,500	258,500
Lonnie A. Coombs	97,500	97,500
Theodore J. Gaasche	149,500	149,500
Albert V. Russo(1)	48,000	48,000
Jonathan B. Weller	126,000	126,000

(1)	During fiscal 2015, Mr. Russo waived certain compensation otherwise payable to him as a member of the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of April 30, 2015 concerning Common Stock of the Company that is issuable under its compensation plans.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by shareholders	-	-	364,000	(1)

Equity compensation plans not approved by shareholders	-	-	-

Total	-	-	364,000

(1)	Represents shares of Common Stock available for grant under the 2006 Equity Compensation Plan less outstanding grants of restricted shares of Common Stock previously made under the 2006 Equity Compensation Plan.

CERTAIN TRANSACTIONS

Prior to February 9, 2015, the Company was engaged in the Newsstand Distribution Services business and the Product Packaging and Fulfillment Services business, operated by Kable Media Services, Inc., Kable Distribution Services, Inc. (“Kable Distribution”), Kable News Company, Inc., Kable News International, Inc., Kable Distribution Services of Canada, Ltd. and Kable Product Services, Inc. (collectively, the “Company Group”). The Newsstand Distribution Services business operated a national distribution business that distributed publications and the Product Packaging and Fulfillment Services business offered electronic and traditional commerce solutions to customers.

On February 9, 2015, American Investment Republic Co. (“Seller”), a subsidiary of the Company, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with DFI Holdings, LLC (“Distribution Buyer”) and KPS Holdco, LLC (“Products Buyer”, and together with Distribution Buyer, the “MD Buyers”), where each MD Buyer was controlled by Michael P. Duloc. The closing of the transactions contemplated by the Stock Purchase Agreement occurred on February 9, 2015.

Prior to February 9, 2015, Mr. Duloc was the chief executive officer and president of the Company Group and certain other subsidiaries of the Company and was a principal executive officer of the Company. In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, effective on February 9, 2015, Mr. Duloc was removed as an officer of each direct and indirect subsidiary of the Company and ceased to be a principal executive officer of the Company. Mr. Duloc is the son-in-law of Nicholas G. Karabots, a significant shareholder of the Company. Mr. Duloc’s spouse, who is Mr. Karabots’ daughter, is an officer of one of Mr. Karabots’ companies to which the Company Group and the Company’s subscription fulfillment services business provide services. Mr. Karabots was a director and Vice Chairman of the Board and of the Executive Committee of the Board until January 22, 2013 and was Chairman of the Compensation and Human Resources Committee of the Board until November 28, 2012.

Pursuant to the Stock Purchase Agreement, Products Buyer acquired, through the purchase of all of the capital stock of Kable Product Services, Inc., the Company’s Product Packaging and Fulfillment Services business. Immediately following such acquisition, pursuant to the Stock Purchase Agreement, Distribution Buyer acquired, through the purchase of all of the capital stock of Kable Media Services, Inc. (“KMS”), the Company’s Newsstand Distribution Services business operated by KMS’s direct and indirect subsidiaries, namely Kable Distribution Services, Inc. (“Kable Distribution”), Kable News Company, Inc., Kable News International, Inc. and Kable Distribution Services of Canada, Ltd.

Consideration for MD Buyers acquiring the Company Group included MD Buyers paying Seller $2,000,000, which consisted of $400,000 of cash paid by MD Buyers on February 9, 2015 and $1,600,000 paid by execution by MD Buyers of a secured promissory note, dated as of February 9, 2015 (the “Buyer Promissory Note”).

As a result of the transaction, other than (i) the elimination of substantially all of the intercompany amounts of the Company Group due to or from the Company and its direct and indirect subsidiaries (not including the Company Group) through offset and capital contribution and (ii) certain other limited items identified in the Stock Purchase Agreement and the agreements entered into in connection with the Stock Purchase Agreement, the Company Group retained all of its pre-closing assets, liabilities, rights and obligations. At February 9, 2015, the Company Group had assets of $4,564,000 and liabilities of $15,732,000, which included $11,605,000 of negative working capital with respect to Kable Distribution. The negative working capital of Kable Distribution represented its net payment obligation due to publisher clients and other third parties. The Company recognized a pretax gain of $10,479,000 on its financial statements as a result of the transaction in the fourth quarter of 2015.

The following agreements, each dated as of February 9, 2015, were entered into in connection with the Stock Purchase Agreement:

•	Buyer Promissory Note. MD Buyers entered into the Buyer Promissory Note, which requires MD Buyers to pay Seller $1,600,000 in 24 equal monthly instalments, commencing on February 1, 2016, with interest due and payable monthly commencing on March 1, 2015. Interest accrues at a rate per annum determined on the first business day of each month equal to three percent plus the “prime rate,” as published in The Wall Street Journal. The Buyer Promissory Note contains customary events of default and representations, warranties and covenants provided by MD Buyers to Seller, and is secured by a pledge of substantially all of the personal property of MD Buyers and the Company Group, pari passu with other secured obligations owed by MD Buyers and the Company Group to Seller under the Stock Purchase Agreement and the agreements entered into in connection with the Stock Purchase Agreement.

•	Releases. (a) Seller entered into a release agreement in favor of the Company Group and its affiliates and (b) the Company Group, MD Buyers and Mr. Duloc entered into release agreements in favor of Seller and its affiliates. Subject to certain limited exceptions, each of the release agreements released all claims that the releasing party may have had against the parties being released.

•	Line of Credit. Seller provided the Company Group with a secured revolving line of credit pursuant to a line of credit promissory note (the “Line of Credit”). The Line of Credit permits the Company Group to borrow from Seller up to a maximum principal amount of $2,000,000 from February 9, 2015 until May 11, 2015, $1,500,000 from May 12, 2015 until August 5, 2016 and $1,000,000 from August 6, 2016 until February 9, 2017, with interest due and payable monthly commencing on March 1, 2015.

The principal amount permitted to be borrowed under the Line of Credit is subject to the following borrowing base: (a) from February 9, 2015 until May 11, 2015, (i) 50% of eligible accounts receivable of the Company Group and (ii) 45% of eligible unbilled receivables of Kable Distribution and from May 12, 2015 until February 9, 2017, (i) 50% of eligible accounts receivable of the Company Group and (ii) 30% of eligible unbilled receivables of Kable Distribution.

Amounts outstanding under the Line of Credit accrue interest at a rate per annum as determined on the first business day of each month equal to three percent plus the “prime rate,” as published in The Wall Street Journal. Amounts available but not advanced under the Line of Credit accrue “unused” fees at a rate of 1.0% per annum, payable on the first day of each month. The Line of Credit contains customary events of default and representations, warranties and covenants provided by the Company Group to Seller, and is secured by a pledge of substantially all of the personal property of MD Buyers and the Company Group, pari passu with other secured obligations owed by MD Buyers and the Company Group to Seller under the Stock Purchase Agreement and the agreements entered into in connection with the Stock Purchase Agreement.

•	Guaranty of Company Group. MD Buyers, the Company Group and Seller entered into a guaranty agreement pursuant to which MD Buyers and the Company Group guaranteed the full and prompt payment and performance of all agreements, covenants and obligations of MD Buyers or any member of the Company Group, including under the Stock Purchase Agreement, the Line of Credit, the Buyer Promissory Note and the other agreements entered into in connection with the Stock Purchase Agreement.

•	Security Agreement. MD Buyers, the Company Group and Seller entered into a security agreement pursuant to which MD Buyers and the Company Group pledged and granted a security interest in substantially all of their personal property to Seller in order to secure the obligations of each MD Buyer and each member of the Company Group, including under the Stock Purchase Agreement, the Line of Credit, the Buyer Promissory Note and the other agreements entered into in connection with the Stock Purchase Agreement.

The Company and its remaining direct and indirect subsidiaries retained their obligations under the Company’s defined benefit retirement plan, without any funding acceleration or other changes in any of the obligations thereunder as a result of the sale of the Company Group. In addition, a subsidiary of the Company retained its ownership of a warehouse used by Kable Product Services, Inc. in its operations, which remains subject to a market rate lease with Kable Product Services, Inc. with a term that expires in November 2018 and remains subject to a mortgage note payable to a third party lender with a maturity date of February 2018 and an outstanding principal balance of $4,087,000 as of April 30, 2015.

On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company, in exchange for 575,593 shares of Common Stock, acquired various rights to distribute magazines for its distribution business. Prior to that date Mr. Karabots had no affiliation with the Company. The distribution rights covered various magazines published by unaffiliated publishers, as well as magazines published by Mr. Karabots’ companies.

A sub-committee of the Nominating and Corporate Governance Committee (the “Independent Committee”), comprised of directors whom the Board found to be independent of Mr. Karabots, was established with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots. The Independent Committee has no written charter establishing its policies and procedures. The approvals it has granted were based upon determinations after due inquiry that the contract terms were fair and reasonable and no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliate having a volume of business with the Company comparable to that of Mr. Karabots.

Prior to February 9, 2015, the Company’s newsstand distribution business purchased magazines from publishing companies, including a company owned or controlled by Mr. Karabots, and resold those magazines to wholesalers. During the fiscal years ended April 30, 2014 and April 30, 2015, the Company distributed magazines published by Mr. Karabots’ company pursuant to a distribution contract approved by the Independent Committee that did not have an expiration but did provide Mr. Karabots’ company with the ability to terminate the contract at the end of any month with 60 days’ prior written notice. Mr. Karabots’ company was the Company’s largest newsstand distribution services customer. The Company’s revenue from its distribution contract with Mr. Karabots’ company was approximately $1,123,000 for fiscal 2014 and $803,000 for fiscal 2015. As described above, the Company’s newsstand distribution business was sold on February 9, 2015.

The Company also provided subscription fulfillment services and product fulfillment services for a company owned or controlled by Mr. Karabots. The most recent contract for those services, which was approved by a predecessor to the Independent Committee, expired on June 30, 2008. The Company’s product fulfillment services business had continued to provide services to Mr. Karabots’ company under the terms of the expired contract on a month-to-month basis until September 2013 when such services ceased. The services of the Company’s product fulfillment services business were provided at the historic contractual prices, which amounted to approximately $17,000 for fiscal 2014. Additionally, the Company’s subscription fulfillment services business had provided services to Mr. Karabots’ company under the terms of the expired contract on a month-to-month basis through January 2015 and entered into an amendment to the contract approved by the Independent Committee effective February 2015 for an initial term ending in January 2018. During fiscal 2014 and fiscal 2015, Mr. Karabots’ company deducted approximately $14,900 for fiscal 2014 and $13,700 for fiscal 2015 from the amounts it was billed for subscription fulfillment services. The Company’s revenue from the subscription fulfillment services it provided to Mr. Karabots’ company was approximately $177,000 for fiscal 2014 and $157,000 for fiscal 2015.

For fiscal 2014, the Company’s revenues from the newsstand distribution, subscription fulfillment and product fulfillment services it provided to Mr. Karabots’ company amounted to approximately $1,317,000. For fiscal 2015, the Company’s revenues from the newsstand distribution, subscription fulfillment and product fulfillment services it provided to Mr. Karabots’ company amounted to approximately $960,000.

In the newsstand distribution services industry, it is a customary practice that advance payments for magazine purchases are made by distributors to publishers based upon estimates of the amounts that will be due to them from the sales of the publications to the buying public. If the actual sales are less than estimated, overadvances will result, which the publishers are obligated to repay. It generally takes several months following the date that a publication goes on sale to determine its complete sales history. The contract of the Company’s newsstand distribution business with Mr. Karabots’ company had called for the advance payments to be based upon the sales histories of the publications involved. The overadvances to Mr. Karabots’ company in fiscal 2014 and 2015 were, in large part, attributable to sales declines for a number of those publications and those overadvances dissipated over time as the historic sales became more closely related to the actual sales. Based upon estimates of actual sales, the Company believes that the highest net amount of the overadvances by the Company’s newsstand distribution business to Mr. Karabots’ company was approximately $1,851,000 during fiscal 2014 and $2,302,000 during fiscal 2015. As described above, the Company’s newsstand distribution business was sold on February 9, 2015.

Since August 2012, with the approval of the Independent Committee, AMREP Southwest, Inc., as borrower, has had a loan with Kappa Lending Group, LLC (“Kappa Lending”), an entity established and wholly-owned by Mr. Karabots, and in which Albert V. Russo, a member of the Board, has a 20% participation. The largest principal amount of the loan outstanding at any time from during fiscal 2014 was $16,007,000 and the amount of interest paid and payable on the loan during fiscal 2014 was $1,355,900. The largest principal amount of the loan outstanding at any time during fiscal 2015 was $15,141,000 and the amount of interest paid and payable on the loan during fiscal 2015 was $1,258,000. At April 30, 2015, the outstanding principal of the loan was $14,003,000. The loan is scheduled to mature on December 1, 2017, bears interest payable monthly at 8.5% per annum, is secured by a mortgage on certain real property of AMREP Southwest, Inc. and by a pledge of the stock of its subsidiary, Outer Rim Investments, Inc., which owns approximately 12,000 acres, for the most part scattered lots, in Sandoval County, New Mexico, requires that a cash reserve of at least $500,000 be maintained with Kappa Lending to fund interest payments and is subject to a number of restrictive covenants including a requirement that AMREP Southwest, Inc. maintain a minimum tangible net worth and a restriction on AMREP Southwest, Inc. making distributions and other payments to its parent company beyond a stated management fee. The total book value of the real property collateralizing the loan was approximately $63,786,000 as of April 30, 2015. A sale transaction by AMREP Southwest, Inc. of certain mortgaged land requires the approval of Kappa Lending. Otherwise, Kappa Lending is required to release the lien of its mortgage on any land being sold at market price by AMREP Southwest, Inc. in the ordinary course to an unrelated party on terms AMREP Southwest, Inc. believes to be commercially reasonable. The loan may be prepaid at any time without premium or penalty except that if the prepayment is in connection with the disposition of AMREP Southwest, Inc. or substantially all of its assets there is a prepayment premium, initially 5% of the amount prepaid, with the percentage declining by 1% each year. No payments of principal are required until maturity, except that 25% of the net proceeds, as defined, from any sales of real property by AMREP Southwest Inc. are required to be applied to the payment of the loan. No new borrowings are permitted under the loan.

In September 2014, AMREP Southwest, Inc. entered into a Consent Agreement (the “Consent Agreement”) with Kappa Lending, pursuant to which Kappa Lending provided its consent to AMREP Southwest, Inc. entering into an oil and gas lease with respect to real property subject to a mortgage in favor of Kappa Lending and into a subordination, non-disturbance and attornment agreement with the lessee under such lease. Pursuant to the Consent Agreement, AMREP Southwest, Inc. agreed to pay Kappa Lending (a) 25% of any royalty payments received by AMREP Southwest, Inc. under the lease, which will be credited against any outstanding loan amounts due to Kappa Lending from AMREP Southwest, Inc., and such payments will cease upon payment in full of such outstanding loan amounts and (b) a separate consent fee of $100,000, which will not be credited against the outstanding loan amounts due to Kappa Lending from AMREP Southwest, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of its Common Stock to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. The related regulations require directors, officers and greater than 10% shareholders to provide copies of all Section 16(a) reports to the Company.

Based solely on a review of the copies of the reports received by the Company and certain written representations from the directors and executive officers, the Company believes that for the fiscal year ended April 30, 2015, all required Section 16(a) reports were filed on a timely basis.

AUDIT-RELATED MATTERS

The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal year ended April 30, 2015 have been audited by McGladrey LLP, an independent registered public accounting firm. No representative of McGladrey LLP is expected to attend the Annual Meeting. The Audit Committee has not yet approved the retention of an independent registered public accounting firm for fiscal 2016 as the Company customarily makes its selection later in its fiscal year but engages the prior year’s independent registered public accounting firm to perform quarterly reviews pending the current year’s audit engagement.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2015 with management, which has primary responsibility for the financial statements. McGladrey LLP, as the Company’s independent registered public accountants for fiscal 2015, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Committee has discussed with McGladrey LLP the matters that are required to be discussed by Auditing Standard No. 16 “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. McGladrey LLP has provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with McGladrey LLP that firm’s independence. Based on these considerations, the Audit Committee has recommended to the Board that the financial statements audited by McGladrey LLP be included in the Company’s Annual Report on Form 10-K for fiscal 2015 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors who constitute the Audit Committee:

Lonnie A. Coombs, Chairman
Edward B. Cloues, II
Jonathan B. Weller

Audit Fees

The following table sets forth certain information concerning the fees of McGladrey LLP for the Company’s last two fiscal years. The reported fees, except the Audit Fees, are amounts billed to the Company in the indicated fiscal years. The Audit Fees are for services for those fiscal years.

	Fiscal Year Ended April 30,
	2015	2014
Audit Fees(1)	$230,575	$181,800
Audit-Related Fees(2)	21,800	32,550
Tax Fees(3)	102,265	42,420
All Other Fees(4)	-	3,500
Total	$354,640	$260,270

(1)	Consists of fees for the audit of the Company’s annual financial statements and reviews of the unaudited financial statements included in the Company’s quarterly reports to the Securities and Exchange Commission on Form 10-Q.
(2)	Consists of fees for the audits of employee benefit plans.
(3)	Includes fees for tax compliance, tax advice and tax planning. The services principally involved reviews of the Company’s federal and certain state income tax returns, consultation in connection with the sale of the Company Group to the MD Buyers, assistance in responding to federal and state income tax audits, and research and advice on miscellaneous tax questions.
(4)	Consists of fees in connection with the Company’s filing of a registration statement under the Securities Act of 1933, as amended.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit services to be provided by the independent registered public accountants and, separately, all permitted non-audit services to be performed by the independent registered public accountants.

OTHER MATTERS

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of Common Stock held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board but will not receive any additional compensation therefor.

SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2016 Annual Meeting of Shareholders and who wish to have such proposals included in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 300 Alexander Park, Suite 204, Princeton, New Jersey 08450, not later than April 8, 2016. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is, instead, sought to be presented directly at the 2016 Annual Meeting of Shareholders, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on June 22, 2016.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders and, if applicable, notices of Internet availability of proxy materials, with respect to two or more shareholders sharing the same address by delivering a single copy of the material addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. The Company and some brokers may household notices of Internet availability of proxy materials, annual reports to shareholders and proxy materials, by delivering a single copy of the material to multiple shareholders sharing the same address unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes to receive a separate notice of Internet availability of proxy materials, the annual report to shareholders or proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request by phone or in writing to the shareholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the shareholder, to the Company’s transfer agent, Computershare, 211 Quality Circle, Suite 210, College Station, Texas 77845, (800) 368-5948.

By Order of the Board of Directors

Christopher V. Vitale, Secretary

Dated: August 6, 2015

AMREP CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

	For	Withhold
01 - Edward B. Cloues, II	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 4 3 8 1 4 2

024CZE

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.edocumentview.com/axr

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — AMREP CORPORATION

SOLICITED BY BOARD OF DIRECTORS FOR 2015 ANNUAL MEETING OF SHAREHOLDERS

CONFERENCE CENTER AT NORMANDY FARM,
1401 MORRIS ROAD, BLUE BELL, PENNSYLVANIA
SEPTEMBER 10, 2015, 9:00 A.M. LOCAL TIME

The undersigned hereby appoints Peter M. Pizza and Christopher V. Vitale, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 2015 Annual Meeting of Shareholders of AMREP Corporation, and any continuation or adjournment thereof, for the election of one director as set forth in the Notice of 2015 Annual Meeting of Shareholders and Proxy Statement of the Board of Directors, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

This proxy is solicited by the Board of Directors. A vote FOR PROPOSALS 1 AND 2 is recommended by the Board of Directors.

Receipt of the Notice of 2015 Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE